UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 19, 2024

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Patent Purchase Agreement

Effective on April 24, 2024, Mangoceuticals, Inc., a Texas corporation (the “Company”, “we” and “us”), entered into a Patent Purchase Agreement (the “IP Purchase Agreement”), with Intramont Technologies, Inc. (“Intramont”). Pursuant to the IP Purchase Agreement, we purchased certain patents and patent applications owned by Intramont, related to prevention of infections, including the common cold, respiratory diseases, and orally transmitted diseases such as human papillomavirus (HPV) (the “Patents”), in consideration for $20,000,000, which is payable to Intramont by (a) the issuance of 980,000 shares of the Company’s newly designated 6% Series C Convertible Preferred Stock (the “Series C Preferred Stock”), with a face value of $20.00 per share, for a total value of $19,600,000 (the “Series C Shares”); and (b) $400,000 in cash, (i) with $200,000 payable on or before June 30, 2024, (ii) $100,000 payable on or before August 31, 2024, and (iii) $100,000 payable on or before November 30, 2024 (collectively, the “Cash Payments”).

In the event any of the Cash Payments have not been made on or before the due date thereof as provided above, we have 30 days to cure such non-payment, and if not paid by the end of such 30 day period, we have the option of paying Intramont $15,000 for a thirty day extension period for each Cash Payment.

The IP Purchase Agreement, and the purchase of the Patents, closed on April 24, 2024, upon the parties entry into the IP Purchase Agreement, and the Series C Shares were also issued on April 24, 2024.

The rights and preferences of the Series C Preferred Stock are discussed in greater detail below under “Item 5.03 Amendments to Designation of Incorporation or Bylaws; Change in Fiscal Year”.

The IP Purchase Agreement included standard representations and warranties and confidentiality and indemnification obligations of the parties, for a transaction of that type and size.

The Company purchased the Patents through its newly formed wholly-owned subsidiary, MangoRx IP Holdings, LLC, a Texas limited liability company.

The IP Purchase Agreement also included a grant back license, whereby the Company provided Intramont, an irrevocable, co-exclusive, non-transferable and non-assignable (except in the event of a change of control), non-sublicensable, worldwide, license to use the Patents for the lives thereof (the “Grant Back-License”). The Grant Back-License is subject to Intramont paying the Company a royalty of ten percent (10%) of gross worldwide sales of products sold by Intramont which utilize the Patents, beginning on April 24, 2025, and continuing until the end of the life of the last Patent (the “Royalty Payments”). The Royalty Payments are to be paid to the Company on an annual basis, within 30 days after the end of the calendar year.

Finally, the IP Purchase Agreement granted Intramont a right of first refusal, which provides that, if at any time prior to April 24, 2027, if we receive an offer to purchase the Patents and determine to accept such offer, or we determine to sell the Patents to a third party, we are required to provide Intramont the right of first refusal to either match such offer, or negotiate different purchase terms for the Patents.

The Company intends to utilize the Patents by commencing research, development, clinical trial studies and efficacy testing on a variety of oral applications including, but not limited to, an oral dissolvable tablet (ODT), lozenge, toothpaste and/or mouthwash.

The foregoing description of the IP Purchase Agreement is only a summary of the material terms of such agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated into this Item 2.01 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above and Item 5.03 below, is incorporated herein by reference.

The issuance of the Series C Shares was exempt from registration pursuant to an exemption from registration provided by Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuance did not involve a public offering, the recipient took the securities for investment and not resale, we took appropriate measures to restrict transfer, and the recipient is an “accredited investor”. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

If the Series C Shares were converted in full, without factoring in any dividends which can be paid in-kind and/or shares of common stock, a maximum of 1,960,000 shares of common stock would be due to the holder thereof.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 5.03 relating to the Series C Designation (as discussed in Item 5.03), below, is incorporated in this Item 3.03 by reference.

Item 5.03 Amendments to Designation of Incorporation or Bylaws; Change in Fiscal Year.

On April 19, 2024, the Company submitted for filing to the Secretary of State of Texas, a Certificate of Designations of Mangoceuticals, Inc. Establishing the Designations, Preferences, Limitations and Relative Rights of Its 6% Series C Convertible Cumulative Preferred Stock (the “Series C Designation”), which was filed with the Secretary of State of Texas on April 23, 2024, effective as of April 19, 2024. The Series C Designation designated 6,250,000 shares of Series C Preferred Stock.

The Series C Designation provides for the Series C Preferred Stock to have the following terms:

6% Series C Convertible Cumulative Preferred Stock

Dividend Rights. From and after the issuance date of the Series C Preferred Stock, each share of Series C Preferred Stock is entitled to receive, when, as and if authorized and declared by the Board of Directors of the Company, out of any funds legally available therefor, cumulative dividends in an amount equal to (i) the 6% per annum on the stated value (initially $20 per share)(the “Stated Value”) as of the record date for such dividend (as described in the Series C Designation), and (ii) on an as-converted basis, any dividend or other distribution, whether paid in cash, in-kind or in other property, authorized and declared by the Board of Directors on the issued and outstanding shares of common stock in an amount determined by assuming that the number of shares of common stock into which such shares of Series C Preferred Stock could be converted on the applicable record date for such dividend or distribution.

Dividends payable pursuant to (i) above are payable quarterly in arrears, if, as and when authorized and declared by the Board of Directors, or any duly authorized committee thereof, to the extent not prohibited by law, on March 31, June 30, September 30 and December 31 of each year (unless any such day is not a business day, in which event such dividends are payable on the next succeeding business day, without accrual of interest thereon to the actual payment date), commencing on June 30, 2024.

Accrued dividends may be settled in cash, subject to applicable law, shares of common stock (valued at the closing price on the date the dividend is due) or in-kind, by increasing the Stated Value by the amount of the quarterly dividend.

Liquidation Preference. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of the Series C Preferred Stock are entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value (the “Liquidation Preference”), for each share of Series C Preferred Stock, before any distribution or payment is made to the holders of any junior securities, but after the payment of any liquidation preference of any holder of senior securities, including the Series B Convertible Preferred Stock, which has a preferential right to payments in liquidation, and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series C Preferred Stock are to be ratably distributed among the holders of the Series C Preferred Stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Conversion Rights. Each holder of Series C Preferred Stock may, at its option, convert its shares of Series C Preferred Stock into that number of shares of common stock equal to the Stated Value of such share of Series C Preferred Stock, divided by the conversion price of $10.00 per share (i.e., initially a 2-for-1 conversion ratio) (the “Conversion Price”), subject to adjustment for stock splits and stock dividends, with any fractional shares rounded up to the nearest whole share.

The Series C Designation includes a conversion limitation prohibiting any holder and their affiliates from converting the Series C Preferred Stock into common stock in the event that upon such conversion their beneficial ownership of the Company’s common stock would exceed 4.999% (which can be increased as to any holder, to up to 9.999%, with 61 days prior written notice by such holder). The Series C Designation also includes a general restriction prohibiting the issuance of more than 19.99% of the Company’s outstanding shares as of the date of entry into the IP Purchase Agreement, without the Company’s stockholders approving such issuance(s) under the rules of the Nasdaq Capital Market.

Voting Rights. The Series C Preferred Stock have no voting rights, except in connection with the protective provisions discussed below.

Protective Provisions. So long as any shares of Series C Preferred Stock are outstanding, the Company cannot without first obtaining the approval of the holders of a majority of the then outstanding shares of Series C Preferred Stock, voting together as a class:

(a) Amend any provision of the Series C Designation;

(b) Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series C Convertible Preferred Stock;

(c) Amend the Certificate of Formation of the Company (including by designating additional series of Preferred Stock) in a manner which adversely affects the rights, preferences and privileges of the Series C Preferred Stock;

(d) Effect an exchange, or create a right of exchange, cancel, or create a right to cancel, of all or any part of the shares of another class of shares into shares of Series C Preferred Stock; or

(e) Alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock so as to affect adversely the shares of such series.

Redemption Rights. The Company may redeem the outstanding Series C Preferred Stock shares, from time to time, in whole or in part, at any time after April 24, 2025, and continuing indefinitely thereafter, at the option of the Company, for cash, at the aggregate Liquidation Preference of the shares redeemed.

* * * * *

The foregoing description of the Series C Preferred Stock and Series C Designation is only a summary of the material terms of such Series C Preferred Stock and Series C Designation and does not purport to be complete and is qualified in its entirety by reference to the full text of the Series C Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

Press Release

On April 25, 2024, the Company issued a press release announcing the closing of the IP Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Nasdaq Minimum Stockholders’ Equity Compliance

As previously disclosed in the Current Report on Form 8-K, filed by the Company with the Securities and Exchange Commission (the “Commission” or the “SEC”) on November 7, 2023, on November 3, 2023, the Company received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) (the “Rule”) requires companies listed on the Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000. In the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, the Company reported stockholders’ equity of $1,354,821, which is below the minimum stockholders’ equity required for continued listing pursuant to the Rule. Additionally, the Company did not meet the alternative Nasdaq continued listing standards under Nasdaq Listing Rules.

Nasdaq provided the Company until December 18, 2023 to submit to Nasdaq a plan to regain compliance. We submitted the plan to regain compliance in a timely manner, and on January 24, 2024, as reported in the Current Report on Form 8-K filed by the Company with the Commission on January 25, 2024, Nasdaq advised the Company that it determined to grant the Company an extension to regain compliance with the Rule until April 29, 2024.

As a result of the purchase of the Patents as described in the IP Purchase Agreement in Item 1.01 above, and the funds raised pursuant to the initial closing of the April 4, 2024, Securities Purchase Agreement, entered into with an institutional accredited investor , as described in greater detail in the Company’s Current Report on Form 8-K filed with the Commission on April 11, 2024, as of the date of this Current Report on Form 8-K, the Company believes it has regained compliance with the Rule because it believes that its stockholders’ equity exceeds $2.5 million and that it also satisfies the minimum $5 million equity requirement for initial listing on The Nasdaq Capital Market.  In that regard, the Company believes that as of the date of this Form 8-K filing, stockholders’ equity exceeds $5 million. The Company anticipates evidencing compliance with the Rule as of the date of its next periodic report.

Notwithstanding such expected compliance, Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance, the Company may be subject to delisting.

Notwithstanding the above, the Company remains out of compliance with Nasdaq’s minimum bid price requirement as of the date of this Current Report on Form 8-K and intends to request a further 180 day extension from Nasdaq to obtain compliance with such requirement. If granted by Nasdaq, the Company plans to a reverse stock split during the extension period, if necessary, to cure such deficiency.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1*	Certificate of Designations, Preferences and Rights of 6% Series C Convertible Preferred Stock of Mangoceuticals, Inc., filed with the Secretary of State of Texas on April 19, 2024
10.1*#	Patent Purchase Agreement dated April 24, 2024, by and between Mangoceuticals, Inc., as purchaser and Intramont Technologies, Inc., as seller
99.1*	Mangoceuticals, Inc. Press Release dated April 25, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

* Filed herewith.

# Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K. A copy of any omitted schedule or Exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Mangoceuticals, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

Forward-Looking Statements

This Current Report on Form 8-K, including the press release furnished as Exhibit 99.1, to this Current Report on Form 8-K, contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and assumptions. You can identify these forward-looking statements by words such as “may,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These forward-looking statements relate to the Company’s current expectations and are subject to the limitations and qualifications set forth in the press release as well as in the Company’s other filings with the Securities and Exchange Commission, including, without limitation, that actual events and/or results may differ materially from those projected in such forward-looking statements. These statements also involve known and unknown risks, which may cause the results of the Company, its divisions and concepts to be materially different than those expressed or implied in such statements, including those referenced in the press release. Accordingly, readers should not place undue reliance on any forward-looking statements. Forward-looking statements may include comments as to the Company’s beliefs and expectations as to future financial performance, events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the Company’s control. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Cautionary Statement Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the SEC and available at www.sec.gov and in the “Investors–SEC Filings” section of the Company’s website at www.mangorx.com. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: April 25, 2024	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer